                                                                   EXHIBIT 10.44

                                     LEASE

     This Lease made as of the 1st day of March, 1989 by and between Gary Christopher and W. Blake Merrill as Trustees of AEP Realty Trust under Declaration of Trust dated June 1, 1983 and recorded with the Plymouth County Registry of Deeds in Book 5366, Page 88 (hereinafter referred to as the "Landlord") which expression shall include their successors and assigns wherever the context permits and Private Eyes Sunglass Corporation, a Massachusetts corporation having a usual place of business at 77 Accord Park Drive, Norwell, Massachusetts (hereinafter referred to as the "Tenant")) which expression shall include its successors and assigns wherever the context permits.

     1. Subject to the terms, provisions, covenants and conditions as set forth in this Lease, landlord hereby leases to Tenant and Tenant hereby hires from Landlord certain premises designated as Space B-1, B-2 and B-3 (the "Premises"), in Building B (the "Building") located at 77 Accord Park Drive, Norwell, Plymouth County, Massachusetts, which Premises contain approximately Seven Thousand (7,000) square feet of rentable floor area. Tenant shall have the right to use, in common with others entitled thereto and for access to the Premises, the walkways and driveways constructed on the parcel of land (the "Land") on which the Building and the other three office/warehouse buildings are constructed. Tenant shall also have the right to use, in common with others entitled thereto and in connection with its use of the Premises, the parking spaces in front of the Premises. Said four office/warehouse buildings are hereinafter collectively referred to as the "Buildings". Said Land with the improvements and Buildings thereon are hereinafter collectively referred to as the "Property". Landlord specifically excepts and reserves to itself all rights to the Land, Buildings and improvements located thereon and therein and further specifically excepts and reserves to itself the use of the roof, the exterior portions of the Premises and such other areas within the Premises required for installation, maintenance and repair of utility lines and other installations required to service the Building, or other tenants and occupants of the Building or the Property, from time to time during the term of this Lease.

     2. The term of this Lease shall be for a period of Thirty Six (36) months commencing on August 1, 1989 and terminating on July 31, 1992, unless sooner terminated as herein provided.

     3. During the term of this Lease, the Tenant agrees to pay to Landlord, without offset or deduction, at such place as Landlord may designate in writing from time to time, the rent and other charges as hereinafter set forth. The rental obligations under this Lease shall start and the first monthly rental payment shall be due and payable on August 1, 1989 (the "rent commencement date"). Unless otherwise specifically provided, all rent and other charges payable under this Lease shall be due and payable in advance commencing on the rent commencement date and on the first day of each and every month of the term thereafter. If any rent or other charges are not paid when due, Tenant shall be charged a late payment charge of three (3%) percent of any delinquent amount payable under the terms of this Lease and shall pay attorneys' fees and costs incurred by Landlord in conjunction with any such late payment, all of which are to be paid by Tenant within five (5) days of receipt of Landlord's invoice therefor.

     (a) For and with respect to each month from the rent commencement date through the twelfth (12th) full calendar month thereafter (from August 1, 1989 through July 31, 1990), the Tenant shall pay rent of $5,104.17 per month, payable in advance on the first day of each such month; and thereafter

     (b) For and with respect to each month for the next twelve (12) months (from August 1, 1990 through July 31, 1991), the Tenant shall pay rent of $5,104.17 per month, payable in advance on the first day of each such month; and thereafter

     (c) For and with respect to each month for the balance of the term of the Lease (from August 1, 1991 to July 31, 1992), the Tenant shall pay rent of $5,250.00 per month, payable in advance on the first day of each such month.

     4. All rent and other payments shall be made to Landlord or to such agent of Landlord and at such place (or places) as Landlord, shall, from time to time, in writing designate. Until further notice, rental payments and other notices shall be sent to Landlord at the following address. Post Office Box 87, Accord, Massachusetts 02018.

     5. The Landlord shall have the exclusive right to regulate and control the Buildings and the Property, including without limitation, the common areas, walkways, driveways and parking areas. The Tenant agrees to comply with and to conform to such rules and regulations as the Landlord may, from time to time, establish, including without limitation those Rules and Regulations attached hereto and made a part hereof.

     6. Tenant shall be responsible for and pay all of the costs and expenses of removal of rubbish and trash for the Premises and the Property.

     7. During the term of this Lease and proportionately for any part of a fiscal tax year, Tenant will pay to Landlord as additional rent and within fourteen (14) days of written notice thereof seven (7%) percent of the increase in the amount of the real estate taxes assessed and levied on the Land and Buildings of which the Premises are a part over the amount of the real estate taxes thereon for the fiscal year 1984 (the "Base Year"). If the Landlord obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the Tenant.

     8. During the term of this Lease and proportionately for any part of a calendar year, the Tenant shall pay to landlord as additional rent and within fourteen (14) days of written notice thereof seven (7%) percent of any increase in the expenses of operating and maintaining the Property (the "Operating Expenses") over those incurred during the calendar year 1984.

     Operating Expenses are defined for the purposes of this Agreement as all costs and expenses which have been incurred because of or in connection with the ownership and operation of the Property, the Buildings and the Land upon which the same are situated and Landlord's personal property used in connection therewith, determined in accordance with generally accepted accounting principles.

     Operating Expenses shall mean and include the following:

     a. Costs, fees and expenses of service, repair and maintenance agreements, all wages, fees and salaries of contractors and/or employees related thereto and related taxes, insurance, benefits and reimbursible expenses;

     b. Costs, fees and expenses of operation, upkeep, maintenance, repair, servicing and replacement of the common areas, driveways, sidewalks, parking areas, landscaping, utilities, pipes and wires, septic and sanitary systems, the Buildings, the fixtures and equipment therein, the Land upon which the Buildings are situated and all supplies, equipment, tools and materials used in connection therewith;

     c. The fees, the costs and expenses of electricity, light, water, power, fuel and other utilities for the common areas; and

     d.   Premiums and other charges with respect to insurance.

     Operating Expenses shall not include the cost of capital improvements, depreciation, interest and principal payments on mortgages and other debt costs, if any.

     9. The Tenant shall pay, or cause to be paid, as they become due, all charges for electricity, air conditioning, gas, light, power, telephone and other utilities and services that are furnished to the Premises, and/or used, rendered or supplied to Tenant.

     10. Tenant shall not make or allow to be made any alterations, additions or improvements on or to the Premises without the prior written consent of the Landlord, which consent Landlord agrees not to withhold unreasonably. Any and all allowed altercations, additions and/or improvements shall be at Tenant's sole cost and expense and shall be in quality at least equal to the present construction. All work shall be performed only by duly licensed plumbers, electricians and other trades-persons. Tenant shall not permit any mechanics liens, or similar liens, to remain upon the Premises for labor and materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and Tenant shall cause any such lien to be released of record forthwith without cost to Landlord. Any alterations or improvements made by Tenant shall become the property of the Landlord and remain on or in the Premises at the termination of this Lease or the termination of Tenant's occupancy as provided herein.

     11. The Tenant shall use the Premises only for the purpose of its offices and storage warehouse, including the storage and shipping of merchandise. In no event shall the Premises be used for the retail sale and/or display of any goods or merchandise. The Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the Town of Norwell.

     12. The Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property of which the Premises are a part, or on the contents of said Property, or which shall be contrary to any law or ordinance or contrary to any regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Tenant shall on demand reimburse the Landlord all extra insurance premiums caused by the Tenant's use of the Premises.

     13. The Tenant agrees to maintain the Premises in good order and tenantable condition, damage by fire and other casualty only excepted, and whenever necessary to replace plate glass and other glass therein, acknowledging that the Premises are now in good order and the glass whole. The Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Tenant shall obtain the prior written consent of Landlord before erecting any sign(s) on the Premises or the Building of which it is a part. No paper signs or placards shall be allowed. No signs shall be placed on windows or doors. The location, size and type of sign(s) must be approved by Landlord in writing prior to installation thereof.

     14. The Landlord agrees to maintain the structure of the Building of which the Premises are a part in the same condition as it is at the commencement of the term of this Lease or as it may be put in during the term of this Lease, reasonable wear and tear and damage by fire and other casualty excepted, unless such maintenance is required because of the Tenant or those for whose conduct the Tenant is responsible.

     15. The Tenant shall not assign or sublet the whole or any part of the Premises without Landlord's prior written consent. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease to be performed and observed by Tenant.

     16. This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter a lien or liens on the Property of which the Premises are a part and the Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

     17. The Landlord or agents of the Landlord may, at reasonable times, enter to view the Premises, and may remove placards and signs not approved as herein provided and/or affixed contrary to Landlord's rules and regulations, and Landlord may make repairs and alterations as Landlord should elect to do, and may show the Premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or the Building or the Property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

     18. The Tenant shall save the Landlord harmless form all loss and damage occasioned by the use or escape of water or by the bursting of pipes, unless caused by Landlord's negligence, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the Building or by any nuisance made or suffered on the Premises, unless such loss is caused by the neglect of the Landlord. The removal of snow and ice from the sidewalks bordering upon the Premises shall be Landlord's responsibility.

     19. The Tenant shall maintain with respect to the Premises and the Property of which the Premises are a part comprehensive general public liability insurance in responsible companies qualified to do business in Massachusetts and in good standing therein, insuring the Landlord as well as Tenant against claims for bodily injury, death or property damage occurring on, in or about the Premises, such insurance to afford the minimum protection of not less than $1,000,000.00 per person and $1,000,000.00 per accident in respect of bodily injury or death and property damage in the amount of $1,000,000.00. The Tenant shall deposit with the Landlord certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

     20. Should a substantial portion of the Premises, or should a portion of the Property of which the Premises are a part, be damaged by fire or other casualty, or be taken by eminent domain, the Landlord may elect to terminate this Lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Tenant may elect to terminate this Lease if:

     a. The Landlord fails to give written notice within thirty (30) days of said fire, casualty or taking of its intention to restore the Premises, or

     b. The Landlord fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

     The Landlord reserves, and the Tenant grants to the Landlord, all rights which the Tenant may have for damages or injury to the Premises for any taking by eminent domain, except for a separate award to Tenant for damage to its property and/or a separate award to Tenant for its relocation expenses and/or a separate award for interruption of Tenant's business.

     21.  In the event that:

     a. The Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten
          (10) days after written notice thereof; or

     b. The Tenant shall default in the observance or performance of any other of the Tenant's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

     c. The Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant's property for the benefit of creditors, then, the Landlord shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the term of this Lease ended, and remove the Tenant's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Tenant shall indemnify the Landlord against all loss of rent and other payments which the Landlord may incur by reason of such termination during the residue of the term. If the Tenant shall default, after reasonable notice thereof, in the observance or performance of any condition or covenant on Tenant's part to observed or performed under or by virtue of any of the provisions in any article of this Lease, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceedings, such sums paid or obligations incurred, shall be paid to the Landlord by the Tenant as additional rent with interest thereon at the rate of 1 1/2% per month until paid in full.

     22. Any notice from the Landlord to the Tenant relating to the Premises or to the occupancy thereof, shall be deemed duly served, if left at the Premises addressed to the Tenant, or if mailed to the Premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the Tenant. Any notice from the Tenant to the Landlord relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at such address as the Landlord may from time to time advise in writing.

     23. The Tenant shall at the expiration or other termination of this Lease remove all Tenant's goods and effects from the Premises (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the Premises).
Tenant shall deliver to the Landlord the Premises and all keys and locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Tenant's failure to remove any of the Tenant's property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain the same under Landlord's control, or after giving Tenant fifteen (15) days notice thereof to sell at public or private sale any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum or sums due hereunder, or after giving Tenant thirty (30) days notice to destroy such property.

     24. All obligations of Landlord shall be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises and the assignment of the Advance Rent, the owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the term of this Lease upon each new owner of the Premises for the duration of such owner's ownership of the Premises.

     IN WITNESS WHEREOF, the said Gay Christopher and W. Blake Merrill, as Trustees of AEP Realty Trust, have caused these presents to be signed, executed and delivered and Private Eyes Sunglass Corporation has caused these presents to be signed, executed and delivered by its officer thereunto duly authorized, on the day and year first above written.

               TENANT                                  LANDLORD
               ------                                  --------

PRIVATE EYES SUNGLASS CORPORATION       /s/ GARY CHRISTOPHER (Trustee)
                                        ---------------------------------------
                                        Gary Christopher as Trustee of
                                        AEP Realty Trust

By: /s/ RICHARD HAMMEL, SR.
    ---------------------------------   ---------------------------------------
    Richard Hammel, Sr.                 W. Blake Merrill as Trustee of
    President                           AEP Realty Trust
    Duly Authorized

                             RULES AND REGULATIONS

The Landlord has imposed the following rules and regulations which it deems necessary for the orderly and efficient management and operation of the buildings:

1. No trucks (except forklift trucks and other similar equipment used in connection with a tenant's business on the Property), machinery (except such as are used in the conduct of a tenant's business in its Premises), motor vehicles (except automobiles) or construction equipment shall be brought upon or stored in or on any portion of the Property.

2. Delivery trucks may remain on the Property for such time as is reasonably necessary for loading and unloading and shall not be used for storage and shall be removed from the Property forthwith.

3. No trailers, trucks, tractors or other commercial vehicles shall be parked overnight.

4. Only vehicles bearing HP license plates are authorized and permitted to use those spaces specifically reserved for handicapped parking as so designated by the appropriate handicapped parking identifying symbol.

5.   Double parking is prohibited at all times and under all circumstances.

6. Fire lanes must remain clear of all vehicles and must otherwise be completely unobstructed at all times and under all circumstances.

7. The use of cargo bays by more than one (1) vehicle at a time is prohibited at all times and under all circumstances.

8. All fees, costs and expenses of any maintenance, replacements, repairs and/or repainting necessitated because of any damage or injury caused by a tenant (or by persons for whom a tenant is liable, including, without limitation, tenant's agents, servants, employees, contractors, invitees, visitors and guests) shall be charged to the tenant reasonable for such damage or injury and shall be due and payable immediately upon demand therefor.

9. Each tenant shall at its sole cost and expenses keep and maintain in good order, repair and in a clean and healthful condition the dumpsters and/or rubbish containers (collectively the "Containers") used by such tenant. No Containers shall be allowed to leak or spill any rubbish, debris, materials or waste onto the common areas of the Landlord's Property. Containers shall be covered at all times. Containers shall not be used for the disposal of hazardous materials, debris or waste of any kind. No hazardous materials, debris or waste of any kind shall be disposed of on the common areas or on the Landlord's Property.

10. All fees, costs and expenses of policing and/or removing any rubbish, debris or materials from the Property of Landlord shall be charged to the tenant responsible therefor and shall be due and payable immediately upon demand. All fees, costs and expenses of any maintenance, repairs and/or replacements required by any damage or injury to the property, the buildings, including without limitation the walls, doors, railings, roofs and windows, the common areas, the driveways and the parking areas or by a tenant's failure to perform or observe these rules shall be charged to the tenant responsible for such damage, injury or violation and such fees, costs and expenses shall be due and payable immediately upon demand therefor. If a tenant fails to observe these rules and regulations or if a tenant's use of a Container is in violation of these rules and regulations or of any federal, state or municipal law, regulation, ordinance or by law, Landlord may have the Container(s) removed without incurring any liability to any tenant for loss or damage thereto and at the sole cost, expense and risk of such tenant.

11. As pallets are to be stored within each tenant's respective premises within the buildings. No pallet shall be stored or allowed to remain outside of any building, on any part of the parking area or driveways or on any portion of the common areas overnight. In the event of a tenant's failure to comply herewith, Landlord (or its agents) may remove any pallet found to be in violation hereof, without incurring any liability to any tenant for loss or damage thereto and at the sole cost, expense and risk of such tenant.

12. In order to maintain the proper image of the buildings, no signs shall be placed on any doors or windows and no temporary or paper signs or placards will be allowed at any time.

13. All tenants and occupants are required to obtain the written approval of the Landlord before any sign may be installed, erected or placed in or on any part of the premises, the buildings or elsewhere on the property. Please be advised that the Landlord intends to strictly enforce this requirement and will remove any sign not so approved or otherwise in violation of Landlord's rules and regulations. All costs and expenses for the removal of such signs and for the repair and repainting of any damage caused by the installation, erection or removal of such sign shall be charged to tenant responsible therefore and shall be due and payable upon demand.

14. The walkways, sidewalks, driveways, parking areas, entrances, passages, courtyards, corridors, vestibules, halls, elevators and stairways in and about the Building and the Property shall not be obstructed.

15. No objects shall be placed against glass partitions, doors or windows which would be unsightly from the Building corridors or from the exterior of the Building.

16. Tenants shall not waste any services furnished by Lessor and shall cooperate fully with Lessor to assure the most effective operation of the Building heating and air-conditioning systems.

17. No additional or different locks or bolts shall be affixed on doors. All keys shall be returned to Lessor upon termination of tenant's lease or occupancy.

18. Tenants shall not use any part of the Building of their premises for manufacture, for the sale of merchandise of any kind, for any auction sales or for the storage of merchandise preliminary to such sales.

19. Tenants shall not engage or pay any employees of the Building without approval of the Lessor.

20. All removals from the Building, or the carrying in or out of the Building or tenants' premises of any freight, furniture or bulky matter of any description, must take place at such times and in such manner as Lessor my determine, from time to time. Lessor reserves the right to inspect all freight to be brought into the Building and exclude from the Building all freight which violates any of Rules and Regulations or any provision of a tenants' lease.

21. Lessor may prohibit any advertising by tenants which refers to the Building and which in Lessor's opinion tends to impair the reputation of the Building.

22. Tenants shall cooperate with Lessor in minimizing loss and risk thereof from fire and associated perils.

23. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweeping, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the responsible tenant.

     Lessor reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Lessor shall not be responsible to any tenant for the non observance or violation by any other tenant however resulting of any of the rules or regulations at any time prescribed for the Building.

                              CERTIFICATE OF VOTE

                       PRIVATE EYES SUNGLASS CORPORATION

The undersigned certifies that he is the Clerk of PRIVATE EYES SUNGLASS CORPORATION, a Massachusetts corporation, and that as such, he is duly authorized to execute this Certificate, and he further certifies that the following is a true and correct copy of the resolution duly adopted by the Board of Directors of this Corporation at a meeting duly called and held on the 1st day of March, 1989 and that, as of this date, such resolution remains in full force and effect:

     RESOLVED, that Richard Hammel, Sr. is hereby authorized in the name of and on behalf of this Corporation to execute and deliver, with such changes as he may approve, such approval to be conclusively evidenced by such execution, a Lease between this Corporation, as Tenant, and Gary Christopher and W. Blake Merrill as Trustees of AEP Realty Trust, as Landlord, for Spaces B-1, B-2 and B-3 located in Building B at 77 Accord Park Drive, Norwell, Plymouth County, Massachusetts and he is further authorized to do and cause to be done any and all acts and things and to execute and deliver any and all documents, instruments and papers as he shall deem necessary or advisable in connection therewith.

The undersigned further certifies that Richard Hammel, Sr. is the duly elected President of this Corporation and that Richard Hammel, Sr. is the Clerk of this Corporation.

IN WITNESS WHEREOF, I have hereunto signed my name this 24th day of March, 1989.



                                        /s/ RICHARD HAMMEL, SR.
                                        ----------------------------------------
                                        Richard Hammel, Sr. Clerk